IMMEDIATELY
-----------

Media:                                                Investors:
-----                                                 ----------
R. Jeep Bryant, MD                                    Joseph F. Murphy, MD
(212) 635-1569                                        (212) 635-7740
                                                      Gregg A. Scheuing, VP
                                                      (212) 635-1578


THE BANK OF NEW YORK COMPANY, INC. REPORTS SECOND QUARTER EPS UP 23% to 48 CENTS; RETURN ON EQUITY OF 17%

NEW YORK, N.Y., July 21, 2004 -- The Bank of New York Company, Inc. (NYSE: BK) reports second quarter net income of $371 million and diluted earnings per share of 48 cents, compared with net income of $364 million and diluted earnings per share of 47 cents in the first quarter of 2004, and net income of $295 million and diluted earnings per share of 39 cents in the second quarter of 2003. Year-to-date net income was $735 million, or 94 cents of diluted earnings per share, compared to $590 million, or 80 cents of diluted earnings per share in 2003. Second quarter and year-to-date 2003 results included dilution of 2 cents per share from merger and integration costs associated with the Pershing acquisition.
     Second quarter highlights include issuer services and broker-dealer services fees, which increased 13% and 6%, respectively from the first quarter, as well as private client services and asset management fees, which increased 5%. Net interest income, excluding the first quarter impact of the leveraged lease adjustment, was up 2% sequentially, reflecting modest growth in liquid earning assets. Credit quality trends remained positive, which allowed the Company to slightly reduce its provision for credit losses. Execution and clearing revenues declined by 8% sequentially, reflecting weaker equity market trading volumes. Foreign exchange and other trading revenues declined by 6% relative to the first quarter to $100 million, but remained at historically high levels, up 14% versus a year ago.
     Chairman and Chief Executive Officer Thomas A. Renyi stated, "The breadth and diversification of our securities servicing and fiduciary businesses again demonstrated its value, driving our fifth straight quarter of sequential earnings growth. While the noticeable drop in equity market trading volumes impacted our execution and clearing business, our fixed-income linked businesses, including securities lending, corporate trust and global collateral management, generated strong revenue growth. In addition, our depositary receipts business continues to build momentum, driven by seasonal dividend activity and higher levels of capital raisings. Continued new business wins across the board further supported growth in revenues and assets under custody.
     "We remain very focused on managing our expense base and continuing to implement our reengineering and profitability programs. In addition, credit quality remains strong, reflecting the success of our risk management program as well as the improved economic environment.
     "We remain confident that our business model positions us well to benefit from market activity and capital flows regardless of security type, client segment, or geographic region."

SECURITIES SERVICING FEES

                                           2nd      1st     4th       3rd
                                         Quarter  Quarter  Quarter  Quarter
                                         -------  -------  -------  -------
(Dollars in millions)                      2004     2004     2003     2003
                                         -------  -------  -------  -------
Execution and Clearing
 Services                                $   280  $   303  $   290  $   271

Investor Services                            229      226      210      212

Issuer Services                              155      137      136      127

Broker-Dealer Services                        53       50       48       47
                                         -------  -------  -------  -------
Securities Servicing Fees                $   717  $   716  $   684  $   657
                                         =======  =======  =======  =======

     Notwithstanding the noticeable drop in sequential equity trading volumes, the diversity of the securities servicing businesses allowed fees to hold steady at $717 million for the second quarter.
     Execution and clearing services fees decreased $23 million sequentially, or 8%, to $280 million in the second quarter. The execution business was impacted by lower equity market trading volumes in the second quarter, as combined NYSE and NASDAQ trading volumes, excluding program trading, were down 15% from the first quarter. Pershing's correspondent clearing business was also impacted by lower retail activity in May and June which reduced billable trades.
     Investor services fees were up slightly to $229 million, reflecting higher securities lending, domestic custody, and global funds services fees driven by new business wins, partially offset by slightly lower average asset price levels over the quarter. As of June 30, 2004, assets under custody rose to $8.7 trillion, from $8.6 trillion at March 31, 2004 and $7.8 trillion at June 30, 2003.
     Issuer services fees recorded a strong quarter, increasing 13% sequentially reflecting good growth in depositary receipts and corporate trust and stable results in stock transfer. Depositary receipts benefited from an increase in seasonal dividend activity, continued active cross-border investing, and an increase in new capital issuances. Corporate trust activity benefited from strength in issuance of international securities.

     Broker-dealer services fees also showed good growth, increasing $3 million, or 6%, on a sequential quarter basis, as a result of higher volumes due to new business wins in the collateral management businesses and higher levels of mortgage backed and government trading activity.

NONINTEREST INCOME

                                   2nd       1st       2nd
                                 Quarter   Quarter   Quarter     Year-to-Date
                                 -------   -------   -------   ----------------
(Dollars in millions)              2004      2004      2003      2004     2003
                                 -------   -------   -------   -------  -------
Servicing Fees
  Securities                     $   717   $   716   $   598   $ 1,433  $ 1,071
  Global Payment Services             81        79        80       160      158
                                 -------   -------   -------   -------  -------
                                     798       795       678     1,593    1,229
Private Client Services
 and Asset Management Fees           113       108        94       221      184
Service Charges and Fees              94        96        92       190      189
Foreign Exchange and
 Other Trading Activities            100       106        88       206      154
Securities Gains                      12        33         9        45       16
Other                                 49        92        35       141       69
                                 -------   -------   -------   -------  -------
Total Noninterest Income         $ 1,166   $ 1,230   $   996   $ 2,396  $ 1,841
                                 =======   =======   =======   =======  =======


     Total noninterest income for the second quarter of 2004 was $1,166 million. Excluding the $48 million pre-tax gain on sale of a portion of the Company's investment in Wing Hang Bank, Ltd. and the $19 million gain on four sponsor fund investments in the first quarter of 2004, noninterest income increased by $3 million. Excluding the aforementioned gains in the first quarter of 2004, noninterest income for the six months ended June 30, 2004 was $2,329 million, an increase of 27% over the comparable 2003 period, reflecting the impact of the Pershing acquisition and organic growth.
     Global payment services fees were up $2 million, or 3%, compared with the prior quarter and $1 million, or 1% from a year ago, resulting from higher volumes and conversion of new business. Global payment services increased by 1% on a year-to-date basis over 2003.
     Private client services and asset management fees for the second quarter were up 5% from the prior quarter and 20% from the second quarter of 2003. The sequential quarter increase reflects continued strong growth at Ivy Asset Management and seasonally higher private client fees related to tax services. The increase from the second quarter of 2003 and on a year-to-date basis reflects growth in Ivy Asset Management as well as higher equity price levels. Total assets under management were $93 billion at June 30, 2004, up from $92 billion at March 31, 2004 and $83 billion a year ago.
     Service charges and fees were down 2% from the prior quarter, as higher retail service fees were offset by weaker demand for capital markets services. Service charges and fees were up 1% on a year-to-date basis over 2003, reflecting higher retail services fees.
     Foreign exchange and other trading revenues decreased $6 million from the record first quarter but increased $12 million, or 14%, from a year ago. The continued strong performance this quarter in foreign exchange reflects high levels of client activity, tied to cross-border investing and hedging against currency volatility. For the six months ended June 30, 2004, foreign exchange and other trading activities were up 34% over the six months ended June 30, 2003, reflecting the same factors outlined for the second quarter.
     Securities gains in the second quarter were $12 million, compared with $33 million in the first quarter of 2004 and $9 million in the second quarter of 2003. In the first quarter of 2004, securities gains included realized gains of $19 million on four sponsor fund investments. For the six months ended June 30, 2004, securities gains were $45 million, up $29 million from the six months ended June 30, 2003.
     Other noninterest income was $49 million in the second quarter, compared with $92 million in the first quarter of 2004 when other noninterest income included a pre-tax gain of $48 million from the sale of a portion of the Company's investment in Wing Hang Bank Limited.

NET INTEREST INCOME

                              2nd      1st     1st     2nd
                            Quarter  Quarter Quarter Quarter        Year-to-Date
                           -------- -------- ------- -------- ------------------------
                           Reported Reported  Core** Reported Reported Core** Reported
(Dollars in millions)      -------- -------- ------- -------- -------- ------ --------
                             2004     2004     2004    2003     2004    2004    2003
                           -------- -------- ------- -------- -------- ------ --------
Net Interest Income        $    421 $    268 $   413 $    398 $    689 $  834 $    784
Tax Equivalent
 Adjustment*                      8        6       6        9       14     14       19
                           -------- -------- ------- -------- -------- ------ --------
Net Interest Income on a
 Tax Equivalent Basis      $    429 $    274 $   419 $    407 $    703 $  848 $    803
                           ======== ======== ======= ======== ======== ====== ========


Net Interest Rate Spread       1.84%    1.13%   1.85%    1.96%    1.49%  1.84%    2.06%
Net Yield on Interest
 Earning Assets                2.08     1.36    2.08     2.21     1.72   2.08     2.32

*  See Note (1)
** Excludes SFAS 13 adjustment


     Net interest income on a taxable equivalent basis was $429 million in the second quarter of 2004, compared with $274 million reported in the first quarter of 2004, and $407 million in the second quarter of 2003. The net interest income rate spread was 1.84% in the second quarter of 2004, compared with 1.13% reported in the first quarter of 2004, and 1.96% in the second quarter of 2003. The net yield on interest earning assets was 2.08% in the second quarter of 2004, compared with 1.36% reported in the first quarter of 2004, and 2.21% in the second quarter of 2003. In the first quarter of 2004, net interest income included a pre-tax charge of $145 million resulting from a cumulative adjustment to the leasing portfolio, which was triggered under Statement of Financial Accounting Standards No. 13 ("SFAS 13") "Accounting for Leases". Excluding the SFAS 13 adjustment, net interest income on a taxable equivalent basis was $419 million in the first quarter of 2004, which reflected a net interest rate spread of 1.85% and a net yield on interest earning assets of 2.08%.
     The increase in net interest income from the core first quarter of 2004 results is primarily due to a slightly higher level of liquid earning assets, which resulted from the greater deposit flows from servicing customers, as well as a modest shift from fixed rate investment securities to short-term floating assets to better position for higher rates. The increase in net interest income from the second quarter of 2003 reflects the full quarter impact of the Pershing acquisition.
     For the first six months of 2004, net interest income on a taxable equivalent basis was $703 million, compared with $803 million in the first half of 2003, reflecting the full impact of the Pershing acquisition. The year-to-date net interest income spread was 1.49% in 2004 compared with 2.06% in 2003, while the net yield on interest earning assets was 1.72% in 2004 and 2.32% in 2003.

NONINTEREST EXPENSE AND INCOME TAXES

                                      2nd      1st      2nd
                                    Quarter  Quarter  Quarter    Year-to-date
                                    -------  -------  -------  ----------------
(Dollars in millions)                 2004     2004     2003     2004     2003
                                    -------  -------  -------  -------  -------
Salaries and Employee Benefits      $   570  $   574  $   498  $ 1,144  $   921
Net Occupancy                            72       81       64      153      122
Furniture and Equipment                  51       51       49      102       85
Clearing                                 44       48       40       92       69
Sub-custodian Expenses                   22       22       19       44       35
Software                                 50       49       43       99       78
Communications                           23       24       23       47       44
Amortization of Intangibles               8        8        7       16       10
Merger and Integration Costs              -        -       25        -       25
Other                                   172      156      135      328      253
                                    -------  -------  -------  -------  -------
Total Noninterest Expense           $ 1,012  $ 1,013  $   903  $ 2,025  $ 1,642
                                    =======  =======  =======  =======  =======


     Noninterest expense for the second quarter of 2004 was $1,012 million, compared with $1,013 million in the prior quarter. Noninterest expense in the first quarter included $18 million related to cost reduction initiatives, including lease terminations, severance and relocation expenses. Second quarter of 2003 included $25 million of merger and integration costs related to the Pershing acquisition.
     On a sequential quarter basis, after excluding $18 million associated with the cost reduction initiatives, expenses increased modestly by $17 million or 2%. This increase was driven largely by the second year impact of stock option expensing, higher legal costs, increased use of consultants in connection with cost restructuring programs, and seasonal travel and entertainment.
     After excluding merger and integration costs, noninterest expense for the first six months of 2004 was $2,025 million compared with $1,617 million last year, mainly reflecting higher business activity and the full half impact of the Pershing acquisition.
     The effective tax rate for the second quarter of 2004 was 34.2%, compared to 23.1% in the first quarter and 34.6% in the second quarter of 2003. The effective tax rate for the six months period ended June 30, 2004 was 29.2%, compared with 34.6% for the six months period ended June 30, 2003. The year-over-year decrease reflects the benefit associated with the SFAS 13 adjustment in the first quarter of 2004.

BALANCE SHEET RETURN AND CAPITAL RATIOS

     Total assets were $97.5 billion at June 30, 2004, compared with $92.7 billion at March 31, 2004, and $99.8 billion at June 30, 2003. The increase in assets from March 31, 2004 reflects the significant liquidity in the markets at June 30, 2004 which the Company's clients left on deposit rather than invested in the equity and fixed income markets. Total shareholders' equity was $8.8 billion at June 30, 2004, compared with $8.8 billion at March 31, 2004, and $8.1 billion at June 30, 2003. Shareholders' equity at June 30, 2004 compared to March 31, 2004 reflects a decline in the securities valuation allowance offset by the retention of earnings. The major reason for the increase in shareholders' equity from a year ago is the retention of earnings.
     Return on average common equity for the second quarter of 2004 was 17.14%, compared with 17.17% in the first quarter of 2004, and 15.56% in the second quarter of 2003. Return on average assets for the second quarter of 2004 was 1.49%, compared with 1.47% in the first quarter of 2004, and 1.30% in the second quarter of 2003. For the six months of 2004, return on average common equity was 17.15% compared with 16.61% in 2003, while return on average assets was 1.48% compared with 1.39% in 2003.
     The Company's estimated regulatory Tier 1 capital and Total capital ratios were 7.69% and 11.60% at June 30, 2004, compared with 7.60% and 11.70% at March 31, 2004, and 6.83% and 11.07% at June 30, 2003. The regulatory leverage ratio was 6.00% at June 30, 2004, compared with 5.83% at March 31, 2004, and 5.85% at June 30, 2003. The Company's tangible common equity as a percentage of total assets was 4.95% at June 30, 2004, down from 5.22% at March 31, 2004 driven by the aforementioned increase in liquidity and a decline in the securities valuation allowance.

CREDIT LOSS PROVISION AND NET CHARGE-OFFS


                                  2nd       1st       2nd
                                Quarter   Quarter   Quarter     Year-to-Date
                                -------   -------   -------   ----------------
(Dollars in millions)             2004      2004      2003     2004      2003
                                -------   -------   -------   -------   ------
Provision                       $    10   $    12   $    40   $    22   $   80
                                =======   =======   =======   =======   ======
Net Charge-offs:
 Commercial                     $   (11)  $    (5)  $   (34)  $   (16)  $  (59)
 Foreign                             (8)      (10)       (7)      (18)      (7)
 Other                                -         -         -         -      (10)
 Consumer                            (6)      (11)       (5)      (17)     (10)
                                -------   -------   -------   -------   ------
Total                           $   (25)  $   (26)  $   (46)  $   (51)  $  (86)
                                =======   =======   =======   =======   ======

Other Real Estate Expenses      $     -   $     -   $     -   $     -   $    -

     The provision was $10 million in the second quarter of 2004 compared to $12 million in the first quarter of 2004 and $40 million in the second quarter of 2003. For the first six months of 2004, provision was $22 million compared with $80 million in 2003. The lower provision compared with the second quarter and first half of 2003 reflects the Company's improved risk profile as well as improvements in the U.S. economy. Declines in nonperforming and criticized assets, improved borrower ratings, and reductions in large exposures are indicative of the Company's reduced credit risk.

     The allowance for credit losses was $775 million at June 30, 2004, $790 million at March 31, 2004, and $824 million at June 30, 2003. The allowance for credit losses as a percent of non-margin loans decreased to 2.42% at June 30, 2004, compared with 2.64% at March 31, 2004, and 2.50% at June 30, 2003.

                                             June 30     March 31    June 30
(Dollars in millions)                          2004        2004        2003
                                            ---------   ---------   ---------
Margin Loans                                $   6,114   $   6,130   $   4,877
Non-Margin Loans                               32,091      29,940      32,919
Total Loans                                    38,205      36,070      37,796
Allowance for Loan Losses                         598         632         669
Allowance for Lending-Related
 Commitments                                      177         158         155
Total Allowance for Credit Losses*                775         790         824
Allowance for Credit Losses
 As a Percent of Total Loans                     2.03%       2.19%       2.18%
Allowance for Credit Losses As a
 Percent of Non-Margin Loans                     2.42        2.64        2.50
Allowance for Loan Losses
 As a Percent of Total Loans                     1.57        1.75        1.77
Allowance for Loan Losses
 As a Percent of Non-Margin Loans                1.86        2.11        2.03

* See Note (2)

NONPERFORMING ASSETS

                                                                      Change
                                                                    6/30/04 vs.
(Dollars in millions)                        06/30/04    03/31/04    03/31/04
                                            ---------   ---------   ----------
Loans:
     Commercial                             $     208   $     231   $     (23)
     Foreign                                       53          66         (13)
     Other                                         50          46           4
                                            ---------   ---------   ----------
 Total Nonperforming Loans                        311         343         (32)
Other Real Estate                                   -           -           -
                                            ---------   ---------   ----------
 Total Nonperforming Assets                 $     311   $     343   $     (32)
                                            =========   =========   ==========

Nonperforming Assets Ratio                        1.0%        1.1%
Allowance for Loan
  Losses/Nonperforming Loans                    192.2       184.4
Allowance for Loan
  Losses/Nonperforming Assets                   192.2       184.4
Allowance for Credit
  Losses/Nonperforming Loans                    249.1       230.5
Allowance for Credit
  Losses/Nonperforming Assets                   249.1       230.5

     Nonperforming assets declined by $32 million, or 9%, during the second quarter to $311 million and are down 29% from a year ago. The sequential quarter decrease primarily reflects paydowns and charge-offs of commercial and foreign loans. The ratio of the allowance for credit losses to nonperforming assets increased to 249.1% at June 30, 2004, compared with 230.5% at March 31, 2004, and 188.6% at June 30, 2003.

OTHER DEVELOPMENTS
     In May, the Company made a strategic investment in London-based Netik, LLC. Netik provides market-leading data management and consolidated reporting capabilities that leverage its data warehouse for portfolio and investment information, reference data, and analytics. The Company uses Netik products as part of its BNY SmartSource(service mark) outsourcing solution, and will also partner with Netik to make the product available to other financial institutions.
     Late in the second quarter, the Company acquired a unit investment trust business that services approximately $20 billion in assets for over 4,200 different series of unit investment trusts.
     During the second quarter, the Company agreed to acquire Osprey Partners LLC's portfolio accounting technology to broaden its managed account services offering. The acquisition will allow the Company to integrate the portfolio accounting function within its proprietary managed account services offering and fully support the comprehensive portfolio view created by unified managed account platforms.
     In July, the Company's new $2 billion shelf registration became effective. Combined with the existing shelf registration the Company now has the capacity to issue approximately $2.5 billion of debt, preferred stock, preferred trust securities, or common stock.

ADDITIONAL INFORMATION
     Thomas A. Renyi, chairman and chief executive officer, and Bruce W. Van Saun, senior executive vice president and chief financial officer, will review the quarterly results in a live conference call and audio webcast today at
8:00 am ET. The presentation will be accessible from the Company's website at www.bankofny.com/earnings and also by telephone at (888) 790-0319 within the United States or (610) 769-3531 internationally. The passcode is "The Bank of New York." A replay of the call will be available through the Company's website and also by telephone at (866) 403-7108 within the United States or
(203) 369-0580 internationally.
     The Bank of New York Company, Inc. (NYSE: BK) is a global leader in securities servicing for issuers, investors and financial intermediaries. The Company plays an integral role in the infrastructure of the capital markets, servicing securities in more than 100 markets worldwide. The Company provides quality solutions through leading technology for global corporations, financial institutions, asset managers, governments, non-profit organizations, and individuals. Its principal subsidiary, The Bank of New York, founded in 1784, is the oldest bank in the United States and has a distinguished history of serving clients around the world through its five primary businesses:
Securities Servicing and Global Payment Services, Private Client Services and Asset Management, Corporate Banking, Global Market Services, and Retail Banking. Additional information on the Company is available at www.bankofny.com.
                          ***************************
Notes:
(1) A number of amounts related to net interest income are presented on a "taxable equivalent basis". The Company believes that this presentation provides comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry standards.

(2) The Company adopts new accounting policies as they become accepted as a best practice or required by generally accepted accounting principles. Accordingly, at December 31, 2003, the Company split its allowance for credit losses into an allowance for loan losses and an allowance for lending-related commitments such as unfunded loan commitments and standby letters of credit. This resulted in a decrease in the allowance for loan losses of $136 million and a corresponding increase in other liabilities (which includes the allowance for lending-related commitments). Prior period balance sheets have been restated. Credit expenses related to the allowance for loan losses and the allowance for lending-related commitments are reported in the provision for credit losses in the income statement. To aid in the comparison of the Company's results with other companies that have not yet adopted this practice, the Company provides various credit ratios based both on the allowance for credit losses and the allowance for loan losses.

FORWARD LOOKING STATEMENTS
All statements in this press release other than statements of historical fact are forward looking statements including, among other things, projections with respect to revenue and earnings and the Company's plans and objectives and as such are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward looking statements.
These include lower than expected performance or higher than expected costs in connection with acquisitions and integration of acquired businesses, the level of capital market activity, changes in customer credit quality, the effects of capital reallocation, portfolio performance, ultimate differences from management projections or market forecasts, the actions that management could take in response to these changes and other factors described under the heading "Forward Looking Statements and Factors That Could Affect Future Results" in the Company's 2003 Form 10-K and First Quarter 2004 Form 10-Q which have been filed with the SEC and are available at the SEC's website (www.sec.gov).

Forward looking statements speak only as of the date they are made. The Company will not update forward looking statements to reflect factual assumptions, circumstances or events which have changed after a forward looking statement was made.

(Financial highlights and detailed financial statements are attached.)

                               THE BANK OF NEW YORK COMPANY, INC.
                                      Financial Highlights
                        (Dollars in millions, except per share amounts)
                                           (Unaudited)

                                              June 30,       March 31,       June 30,
                                                2004           2004            2003
                                            ------------   -------------   ------------
  Quarter
  -------
  Revenue (tax equivalent basis)            $      1,775   $       1,677   $      1,601
  Net Income                                         371             364            295
  Basic EPS                                         0.48            0.47           0.39
  Diluted EPS                                       0.48            0.47           0.39
  Cash Dividends Per Share                          0.20            0.19           0.19
  Return on Average Common
   Shareholders' Equity                            17.14%          17.17%         15.56%
  Return on Average Assets                          1.49            1.47           1.30
  Efficiency Ratio                                 63.93           68.90          64.80

  Year-to-date
  ------------
  Revenue (tax equivalent basis)            $      3,450   $       1,677   $      3,031
  Net Income                                         735             364            590
  Basic EPS                                         0.95            0.47           0.80
  Diluted EPS                                       0.94            0.47           0.80
  Cash Dividends Per Share                          0.39            0.19           0.38
  Return on Average Common
    Shareholders' Equity                           17.15%          17.17%         16.61%
  Return on Average Assets                          1.48            1.47           1.39
  Efficiency Ratio                                 66.30           68.90          62.50

  Assets                                    $     97,521   $      92,652   $     99,759
  Loans                                           38,205          36,070         37,796
  Securities                                      22,986          24,083         20,392
  Deposits - Domestic                             36,279          33,639         37,319
           - Foreign                              24,781          22,443         27,336
  Long-Term Debt                                   6,025           6,276          6,515
  Common Shareholders' Equity                      8,785           8,760          8,113

  Common Shareholders'
   Equity Per Share                         $      11.29   $       11.27   $      10.50
  Market Value Per Share
   of Common Stock                                 29.48           31.50          28.75

  Allowance for Credit Losses as
   a Percent of Total Loans                         2.03%           2.19%          2.18%
  Allowance for Credit Losses as
   a Percent of Non-Margin Loans                    2.42            2.64           2.50
  Allowance for Loan Losses as
   a Percent of Total Loans                         1.57            1.75           1.77
  Allowance for Loan Losses as
   a Percent of Non-Margin Loans                    1.86            2.11           2.03

  Tier 1 Capital Ratio                              7.69            7.60           6.83
  Total Capital Ratio                              11.60           11.70          11.07
  Leverage Ratio                                    6.00            5.83           5.85
  Tangible Common Equity Ratio                      4.95            5.22           4.32

  Employees                                       23,001          22,820         23,106

  Assets Under Custody (In trillions)
  Total Assets Under Custody                $        8.7   $         8.6   $        7.8
   Equity Securities                                  34%             33%            32%
   Fixed Income Securities                            66              67             68
  Cross-Border Assets Under Custody         $        2.4   $         2.4   $        2.2

  Assets Under Administration (In billions) $         32   $          33   $         27

  Assets Under Management (In billions)
  Total Assets Under Management                       93              92             83
   Equity Securities                                  36%             36%            32%
   Fixed Income Securities                            22              22             23
   Alternative Investments                            14              13              9
   Liquid Assets                                      28              29             36

                                  THE BANK OF NEW YORK COMPANY, INC.
                                  Consolidated Statements of Income
                            (Dollars in millions, except per share amounts)
                                            (Unaudited)

                                                               For the three         For the six
                                                                months ended         months ended
                                                                  June 30,             June 30,
                                                              2004       2003       2004      2003
                                                             ------     ------     ------    ------
Interest Income
---------------
Loans                                                        $  272     $  310     $  389    $  620
Margin loans                                                     35         21         69        24
Securities
  Taxable                                                       180        155        360       315
  Exempt from Federal Income Taxes                               10         13         19        26
                                                             ------     ------     ------    ------
                                                                190        168        379       341
Deposits in Banks                                                78         41        147        71
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                                        17         24         33        39
Trading Assets                                                    9         32         23        76
                                                             ------     ------     ------    ------
    Total Interest Income                                       601        596      1,040     1,171
                                                             ------     ------     ------    ------
Interest Expense
----------------
Deposits                                                        126        138        244       284
Federal Funds Purchased and Securities Sold
  Under Repurchase Agreements                                     3          4          5         7
Other Borrowed Funds                                              9          5         18         7
Customer Payables                                                12          9         24         9
Long-Term Debt                                                   30         42         60        80
                                                             ------     ------     ------    ------
    Total Interest Expense                                      180        198        351       387
                                                             ------     ------     ------    ------
Net Interest Income                                             421        398        689       784
-------------------
Provision for Credit Losses                                      10         40         22        80
                                                             ------     ------     ------    ------
Net Interest Income After Provision for Credit Losses           411        358        667       704
                                                             ------     ------     ------    ------
Noninterest Income
------------------
Servicing Fees
 Securities                                                     717        598      1,433     1,071
 Global Payment Services                                         81         80        160       158
                                                             ------     ------     ------    ------
                                                                798        678      1,593     1,229
Private Client Services and Asset Management Fees               113         94        221       184
Service Charges and Fees                                         94         92        190       189
Foreign Exchange and Other Trading Activities                   100         88        206       154
Securities Gains                                                 12          9         45        16
Other                                                            49         35        141        69
                                                             ------     ------     ------    ------
    Total Noninterest Income                                  1,166        996      2,396     1,841
                                                             ------     ------     ------    ------
Noninterest Expense
-------------------
Salaries and Employee Benefits                                  570        498      1,144       921
Net Occupancy                                                    72         64        153       122
Furniture and Equipment                                          51         49        102        85
Clearing                                                         44         40         92        69
Sub-custodian Expenses                                           22         19         44        35
Software                                                         50         43         99        78
Communications                                                   23         23         47        44
Amortization of Intangibles                                       8          7         16        10
Merger and Integration Costs                                      -         25          -        25
Other                                                           172        135        328       253
                                                             ------     ------     ------    ------
    Total Noninterest Expense                                 1,012        903      2,025     1,642
                                                             ------     ------     ------    ------
Income Before Income Taxes                                      565        451      1,038       903
Income Taxes                                                    194        156        303       313
                                                             ------     ------     ------    ------
Net Income                                                   $  371     $  295     $  735    $  590
----------                                                   ======     ======     ======    ======
Per Common Share Data:
----------------------
   Basic Earnings                                            $ 0.48     $ 0.39     $ 0.95    $ 0.80
   Diluted Earnings                                            0.48       0.39       0.94      0.80
   Cash Dividends Paid                                         0.20       0.19       0.39      0.38
Diluted Shares Outstanding                                      779        757        778       742


                             THE BANK OF NEW YORK COMPANY, INC.
                                 Consolidated Balance Sheets
                        (Dollars in millions, except per share amounts)
                                         (Unaudited)

                                                           June 30, 2004         December 31, 2003
                                                           -------------         -----------------
Assets
------
Cash and Due from Banks                                    $       3,102         $           3,843
Interest-Bearing Deposits in Banks                                 9,846                     8,286
Securities
  Held-to-Maturity                                                 1,438                       261
  Available-for-Sale                                              21,548                    22,642
                                                           -------------         -----------------
     Total Securities                                             22,986                    22,903
Trading Assets at Fair Value                                       3,448                     5,406
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                                          8,091                     4,829
Loans (less allowance for loan losses of $598 in 2004
  and $668 in 2003)                                               37,607                    34,615
Premises and Equipment                                             1,404                     1,398
Due from Customers on Acceptances                                    311                       170
Accrued Interest Receivable                                          277                       214
Goodwill                                                           3,373                     3,276
Intangible Assets                                                    792                       816
Other Assets                                                       6,284                     6,641
                                                           -------------         -----------------
     Total Assets                                          $      97,521         $          92,397
                                                           =============         =================
Liabilities and Shareholders' Equity
------------------------------------
Deposits
  Noninterest-Bearing (principally domestic offices)       $      16,119         $          14,789
  Interest-Bearing
   Domestic Offices                                               20,574                    19,282
   Foreign Offices                                                24,367                    22,335
                                                           -------------         -----------------
     Total Deposits                                               61,060                    56,406
Federal Funds Purchased and Securities
  Sold Under Repurchase Agreements                                 1,315                     1,039
Trading Liabilities                                                2,561                     2,519
Payables to Customers and Broker-Dealers                           9,439                    10,192
Other Borrowed Funds                                               1,100                       834
Acceptances Outstanding                                              313                       172
Accrued Taxes and Other Expenses                                   4,037                     4,256
Accrued Interest Payable                                             136                        82
Other Liabilities (including allowance for
  lending-related commitments of
  $177 in 2004 and $136 in 2003)                                   2,750                     2,348
Long-Term Debt                                                     6,025                     6,121
                                                           -------------         -----------------
     Total Liabilities                                            88,736                    83,969
                                                           -------------         -----------------
Shareholders' Equity
  Class A Preferred Stock - par value $2.00 per share,
   authorized 5,000,000 shares, outstanding 3,000 shares
   in 2004 and 3,000 shares in 2003                                    -                         -
  Common Stock-par value $7.50 per share,
   authorized 2,400,000,000 shares, issued
   1,043,348,210 shares in 2004 and
   1,039,968,482 shares in 2003                                    7,825                     7,800
  Additional Capital                                               1,696                     1,647
  Retained Earnings                                                5,764                     5,330
  Accumulated Other Comprehensive Income                             (53)                       72
                                                           -------------         -----------------
                                                                  15,232                    14,849
  Less: Treasury Stock (265,321,337 shares in 2004
         and 264,649,827 shares in 2003), at cost                  6,446                     6,420
        Loan to ESOP (126,960 shares in 2004
         and 126,960 shares in 2003), at cost                          1                         1
                                                           -------------         -----------------
     Total Shareholders' Equity                                    8,785                     8,428
                                                           -------------         -----------------
     Total Liabilities and Shareholders' Equity            $      97,521         $          92,397
                                                           =============         =================
---------------------------------------------------------------------------------------------------
Note: The balance sheet at December 31, 2003 has been derived from the audited financial statements at that date.

                                  THE BANK OF NEW YORK COMPANY, INC.
                      Average Balances and Rates on a Taxable Equivalent Basis
                                           (Preliminary)
                                       (Dollars in millions)

                                              For the three months        For the three months
                                               ended June 30, 2004         ended June 30, 2003
                                         ----------------------------  ----------------------------
                                          Average             Average   Average             Average
                                          Balance   Interest   Rate     Balance   Interest   Rate
                                         ---------  --------  -------  ---------  --------  -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)                     $  12,779  $     78    2.47%  $   7,049  $     41    2.37%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements           7,340        17    0.92       7,931        24    1.20
Margin Loans                                 6,495        35    2.18       3,492        21    2.42
Loans
 Domestic Offices                           22,236       209    3.79      20,281       220    4.35
 Foreign Offices                             8,947        62    2.80      11,964        90    3.01
                                         ---------  --------           ---------  --------
   Non-Margin Loans                         31,183       271    3.50      32,245       310    3.85
                                         ---------  --------           ---------  --------
Securities
 U.S. Government Obligations                   479         3    2.46         209         2    4.16
 U.S. Government Agency Obligations          4,008        33    3.27       3,019        29    3.84
 Obligations of States and
  Political Subdivisions                       235         5    7.96         352         6    7.30
 Other Securities                           18,260       158    3.44      15,140       140    3.67
 Trading Securities                          2,082         9    1.69       4,346        32    2.95
                                         ---------  --------           ---------   -------
   Total Securities                         25,064       208    3.29      23,066       209    3.62
                                         ---------  --------           ---------   -------
Total Interest-Earning Assets               82,861       609    2.95%     73,783       605    3.29%
                                                    --------                       -------
Allowance for Credit Losses                   (629)                         (826)
Cash and Due from Banks                      2,842                         2,748
Other Assets                                15,299                        15,219
                                         ---------                     ---------
   TOTAL ASSETS                          $ 100,373                     $  90,924
                                         =========                     =========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts              $   6,864  $     12    0.68%  $   7,239  $     17    0.94%
 Savings                                     9,357        15    0.66       9,039        18    0.81
 Certificates of Deposit
  $100,000 & Over                            3,917        12    1.21       4,649        19    1.63
 Other Time Deposits                           953         4    1.60       1,350         5    1.55
 Foreign Offices                            26,568        83    1.26      23,827        79    1.32
                                         ---------  --------           ---------  --------
  Total Interest-Bearing Deposits           47,659       126    1.06      46,104       138    1.20
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                                  1,612         3    0.68       1,428         4    1.10
Payables to Customers and Broker-Dealers     6,813        12    0.69       3,886         9    0.88
Other Borrowed Funds                         2,387         9    1.51       1,386         5    1.57
Long-Term Debt                               6,139        30    1.92       6,469        42    2.53
                                         ---------  --------           ---------  --------
  Total Interest-Bearing Liabilities        64,610       180    1.11%     59,273       198    1.33%
                                                    --------                      --------
Noninterest-Bearing Deposits                14,829                        12,383
Other Liabilities                           12,230                        11,661
Common Shareholders' Equity                  8,704                         7,607
                                         ---------                     ---------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                  $ 100,373                     $  90,924
                                         =========                     =========
Net Interest Earnings
 and Interest Rate Spread                           $    429    1.84%             $    407    1.96%
                                                    ========  =======             ========  =======
Net Yield on Interest-Earning Assets                            2.08%                         2.21%
                                                              =======                       =======


                                       THE BANK OF NEW YORK COMPANY, INC.
                          Average Balances and Rates on a Taxable Equivalent Basis
                                                 (Preliminary)
                                             (Dollars in millions)

                                                  For the six months         For the six months
                                                 ended June 30, 2004        ended June 30, 2003
                                             --------------------------  --------------------------
                                             Average            Average  Average            Average
                                             Balance  Interest   Rate    Balance  Interest   Rate
                                             -------  --------  -------  -------  --------  -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)                        $ 12,235  $    147    2.41%  $ 6,024  $     71    2.38%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements             7,228        33    0.93     6,475        39    1.21
Margin Loans                                   6,337        69    2.18     1,970        24    2.43
Loans
 Domestic Offices                             21,655       264    2.46    19,471       435    4.50
 Foreign Offices                               9,074       125    2.77    12,424       186    3.03
                                            --------  --------           -------  --------
   Non-Margin Loans                           30,729       389    2.55    31,895       621    3.93
                                            --------  --------           -------  --------
Securities
 U.S. Government Obligations                     459         5    2.39       267         5    3.88
 U.S. Government Agency Obligations            4,154        68    3.25     3,135        63    4.02
 Obligations of States and
  Political Subdivisions                         241         8    6.73       367        13    7.07
 Other Securities                             18,135       311    3.44    14,582       278    3.80
 Trading Securities                            2,417        24    1.95     5,025        76    3.05
                                            --------  --------           -------  --------
   Total Securities                           25,406       416    3.28    23,376       435    3.72
                                            --------  --------           -------  --------
Total Interest-Earning Assets                 81,935     1,054    2.59%   69,740     1,190    3.44%
                                                      --------                    --------
Allowance for Credit Losses                     (654)                       (828)
Cash and Due from Banks                        2,907                       2,780
Other Assets                                  15,838                      14,036
                                            --------                     -------
   TOTAL ASSETS                             $100,026                     $85,728
                                            ========                     =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts                 $  6,736  $     23    0.68%  $ 7,409  $     35    0.97%
 Savings                                       9,253        31    0.66     8,814        38    0.86
 Certificates of Deposit
  $100,000 & Over                              3,952        24    1.23     4,687        39    1.69
 Other Time Deposits                           7,916        27    0.70     1,311        11    1.68
 Foreign Offices                              19,269       139    1.46    23,847       161    1.36
                                            --------  --------           -------  --------
  Total Interest-Bearing Deposits             47,126       244    1.04    46,068       284    1.24
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                                    1,612         5    0.67     1,360         7    1.04
Other Borrowed Funds                           2,393        18    1.50       823         7    1.73
Payables to Customers and Broker-Dealers       6,893        24    0.71     2,219         9    0.80
Long-Term Debt                                 6,174        60    1.94     5,958        80    2.68
                                            --------  --------           -------  --------
  Total Interest-Bearing Liabilities          64,198       351    1.10%   56,428       387    1.38%
                                                      --------                    --------
Noninterest-Bearing Deposits                  14,422                      11,871
Other Liabilities                             12,793                      10,261
Common Shareholders' Equity                    8,613                       7,168
                                            --------                     -------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                     $100,026                     $85,728
                                            ========                     =======
Net Interest Earnings
 and Interest Rate Spread                             $    703    1.49%           $    803    2.06%
                                                      ========  =======           ========  =======
Net Yield on Interest-Earning Assets                              1.72%                       2.32%
                                                                =======                     =======
